Exhibit 99.2

SUPPLEMENTAL FINANCIAL INFORMATION FOR THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2023

March 12, 2024

60 Cutter Mill Rd., Great Neck, NY 11021

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
We consider some of the information set forth herein to contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with respect to our expectations for future periods. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements regarding expected operating performance and results, property acquisition and disposition activity, joint venture activity, development and value add activity and other capital expenditures, and capital raising and financing activity, as well as revenue and expense growth, occupancy, interest rate and other economic expectations. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecasts,” “projects,” “assumes,” “will,” “may,” “could,” “should,” “budget,” “target,” “outlook,” “opportunity,” “guidance” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which are in some cases, beyond our control, which may cause our actual results, performance or achievements to be materially different from the results of operations, financial conditions or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this report may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved and investors are cautioned not to place undue reliance on such information.
The following factors, among others, could cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements:

•inability to generate sufficient cash flows due to unfavorable economic and market conditions (e.g., inflation, volatile interest rates and the possibility of a recession), changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws or other factors;
•adverse changes in real estate markets, including, but not limited to, the extent of future demand for multifamily units in our significant markets, barriers of entry into new markets which we may seek to enter in the future, limitations on our ability to increase or collect rental rates, competition, our ability to identify and consummate attractive acquisitions and dispositions on favorable terms, and our ability to reinvest sale proceeds in a manner that generates favorable returns;
•general and local real estate conditions, including any changes in the value of our real estate;
•decreasing rental rates or increasing vacancy rates;
•challenges in acquiring properties (including challenges in buying properties directly without the participation of joint venture partners and the limited number of multi-family property acquisition opportunities available to us), which acquisitions may not be completed or may not produce the cash flows or income expected;
•the competitive environment in which we operate, including competition that could adversely affect our ability to acquire properties and/or limit our ability to lease apartments or increase or maintain rental rates;
•exposure to risks inherent in investments in a single industry and sector;

•the concentration of our multi-family properties in the Southeastern United States and Texas, which makes us more susceptible to adverse developments in those markets;
•increases in expenses over which we have limited control, such as real estate taxes, insurance costs and utilities, due to inflation and other factors;
•impairment in the value of real estate we own;
•failure of property managers to properly manage properties;
•accessibility of debt and equity capital markets;
•disagreements with, or misconduct by, joint venture partners;
•inability to obtain financing at favorable rates, if at all, or refinance existing debt as it matures;
•level and volatility of interest or capitalization rates or capital market conditions;
•extreme weather and natural disasters such as hurricanes, tornadoes and floods;
•lack of or insufficient amounts of insurance to cover, among other things, losses from catastrophes;
•risks associated with acquiring value-add multi-family properties, which involves greater risks than more conservative approaches;
•the condition of Fannie Mae or Freddie Mac, which could adversely impact us;
•changes in Federal, state and local governmental laws and regulations, including laws and regulations relating to taxes and real estate and related investments;
•our failure to comply with laws, including those requiring access to our properties by disabled persons, which could result in substantial costs;
•board determinations as to timing and payment of dividends, if any, and our ability or willingness to pay future dividends;
•our ability to satisfy the complex rules required to maintain our qualification as a REIT for federal income tax purposes;
•possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us or a subsidiary owned by us or acquired by us;
•our dependence on information systems and risks associated with breaches of such systems;
•disease outbreaks and other public health events, and measures that are taken by federal, state, and local governmental authorities in response to such outbreaks and events;
•impact of climate change on our properties or operations;
•risks associated with the stock ownership restrictions of the Internal Revenue Code of 1986, as amended (the "Code") for REITs and the stock ownership limit imposed by our charter; and
•the other factors described in the reports we file with the SEC, including those set forth in our Annual Report on Form 10-K under the captions "Item 1. Business," "Item 1A. Risk Factors," and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations".
We undertake no obligation to update or revise the information herein, whether as a result of new information, future events or circumstances, or otherwise.
Units under rehabilitation for which we have received or accrued rental income from business interruption insurance, while not physically occupied, are treated as leased (i.e., occupied) at rental rates in effect at the time of the casualty.
We use pro rata (as defined under "Non-GAAP Financial Measures and Definitions") to help the reader gain a better understanding of our unconsolidated joint ventures. However, the use of pro rata information has certain limitations and is not representative of our operations and accounts as presented in accordance with GAAP. Accordingly, pro rata information should be used with caution and in conjunction with the GAAP data presented herein and in our reports filed with the SEC.

2

BRT Apartments Corp. (NYSE: BRT)
BRT APARTMENTS CORP. REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Great Neck, New York – March 12, 2024 – BRT APARTMENTS CORP. (NYSE: BRT), a real estate investment trust that owns, operates, and, to a lesser extent, holds interests in joint ventures that own multi-family properties, today reported results for the fourth quarter and year ended December 31, 2023.

Highlights
•Reported results for the fourth quarter of 2023 of net loss of $1.7 million, or $(0.11) per diluted share, Funds from Operations, or FFO, of $0.34 per diluted share and Adjusted Funds from Operations, or AFFO, of $0.38 per diluted share.
•Reported results for 2023 of net income of $3.9 million, or $0.16 per diluted share, FFO of $1.19 per diluted share and AFFO of $1.52 per diluted share.
•Equity in earnings of unconsolidated joint ventures was $588,000 in the fourth quarter of 2023 and $2.3 million for 2023.
•Combined Portfolio NOI increased 6.4% for the fourth quarter and increased 2.0% for 2023 compared to the prior-year periods.
•Repurchased 206,105 shares during the fourth quarter at a weighted average price of $17.53, bringing the total shares repurchased in 2023 to 779,423 at a weighted average price of $18.47.
•In February 2023, the Company closed a $21.2 million loan secured by Silvana Oaks in North Charleston, SC and used the proceeds to fully repay its outstanding borrowings on the credit facility.
•In May 2023, the unconsolidated joint venture that owns Chatham Court and Reflections in Dallas, TX in which the Company had a 50% interest, completed the sale of the asset. The sale generated net proceeds to BRT of approximately $19.4 million and an IRR of 22% over a seven-year hold. BRT’s share of the gain from this sale was $14.7 million, and its share of the related early extinguishment of debt charge was $212,000.
•The interest rate on the credit facility was reduced as a result of an amendment affected in August 2023, which converted the interest rate index from the Prime rate to 30-day term SOFR plus 250 basis points and increased the interest rate floor to 6.0%.
•Declared a dividend of $0.25 per share for the first quarter of 2024.

See the reconciliations provided later in this release of FFO, AFFO and Combined Portfolio NOI, to net income, as calculated in accordance with GAAP, and the definitions of such terms under "Non-GAAP Financial Measures and Definitions."

Fourth Quarter Key Themes and Commentary
•Combined Portfolio NOI, net loss, FFO and AFFO results were in line with the Company’s previously issued full year 2023 guidance and commentary provided with its third quarter 2023 results.
•Performance at the two properties that have weighed on Combined Portfolio NOI throughout 2023 (Verandas at Alamo Ranch in San Antonio, TX and Bell’s Bluff in Nashville, TN) showed improvement during the quarter.
•The pace of share repurchases accelerated during the quarter to bring the total shares repurchased for the year to a total of 779,423 shares repurchased for an investment of $14.4 million. To date in the first quarter of 2024, the Company has repurchased 123,061 shares at a weighted average price of $18.43, leaving $7.3 million remaining under its share repurchase authorization.

Fourth Quarter Financial and Operating Results
•Net loss attributable to common stockholders for the quarter ended December 31, 2023 was $1.7 million, or $(0.11) per diluted share, compared to net loss attributable to common stockholders of $4.2 million, or $0.22 per diluted share, for the corresponding 2022 quarter.
•FFO was $6.3 million, or $0.34 per diluted share, in the current quarter, compared to $7.6 million, or $0.40 per diluted share, in the corresponding 2022 quarter, primarily due to our portion of an insurance recovery of $1.5 million from an unconsolidated joint venture.
•AFFO was $7.1 million, or $0.38 per diluted share, in the current quarter, compared to AFFO of $7.0 million, or $0.37 per diluted share, in the corresponding 2022 quarter.
•Equity in earnings of unconsolidated joint ventures for the current quarter was $588,000 compared to $580,000 in the corresponding quarter of the prior year.
•Combined Portfolio NOI in the current quarter increased by 6.4% to $16.0 million, primarily due to increased rental rates and expenses recorded in the prior-year quarter related to the December 2022 blizzard.
•Diluted per share net income, FFO and AFFO during the quarter ended December 31, 2023 reflect the approximate 378,000 decrease in weighted average shares of common stock outstanding, primarily due to the 779,423 shares of common stock repurchased during 2023, partially offset by stock issuances pursuant to the Company’s at-the-market offering, equity incentive and dividend reinvestment programs during 2022 and 2023.
•For the Combined Portfolio, recurring capital expenditures were $1.4 million for the fourth quarter. Including $578,000 of replacement costs included in real estate operating expenditures, the total investment equates to approximately $2.0 million, or $255 per unit. Non-recurring capital expenditures totaled $1.0 million during the quarter.
•For the Combined Portfolio, average occupancy was 93.4% in the fourth quarter compared to 94.7% in the same period a year ago. Average monthly rents in the fourth quarter increased 4.2% in the fourth quarter compared with the same period a year ago.
•For leases signed during the fourth quarter in the Combined Portfolio, the Company experienced a 3.9% increase on renewal leases, a 2.5 % decrease on new leases and a 1.1% increase on a blended basis compared with the prior lease. The rent-to-income ratio for all new leases signed in the fourth quarter is 24%. For leases signed to date through February 29, 2024, the Company experienced a 3.1% increase on renewals, a 3.6% decrease on new leases and a 0.5% increase on a blended basis compared with the prior lease.

Full Year 2023 Financial and Operating Results
•Net income attributable to common stockholders for the year ended December 31, 2023 was $3.9 million, or $0.16 per diluted share, compared to net income attributable to common stockholders of $50.0 million, or $2.66 per diluted share, for the corresponding 2022 quarter. The current and prior-year periods included BRT’s $14.7 million (or $0.61 per diluted share) and $64.5 million (or $3.43 per diluted share), respectively, of gains from the sales of property owned by an unconsolidated subsidiaries.
•FFO was $22.6 million, or $1.19 per diluted share, in 2023, compared to $23.2 million, or $1.24 per diluted share, in 2022 quarter.
•AFFO was $28.9 million, or $1.52 per diluted share, in 2023, compared to AFFO of $28.4 million, or $1.52 per diluted share, in 2022 quarter.
•Equity in earnings of unconsolidated joint ventures for 2023 was $2.3 million compared to $1.9 million in 2022.
•Combined Portfolio NOI in 2023 increased by 2.0% to $62.0 million, primarily due to increased rental rates partially offset by higher insurance expenses. The Company estimates that if the two properties noted above were excluded, Combined Portfolio NOI would have increased by 3.9%.
•Diluted per share net income, FFO and AFFO during 2023 reflect the share repurchase and stock issuance activity noted above.

•For the Combined Portfolio, recurring capital expenditures were $5.4 million for 2023. Including $305,000 of replacement costs included in real estate operating expenditures, the total investment equates to approximately $5.7 million, or $742 per unit. Non-recurring capital expenditures totaled $5.1 million in 2023.

Debt Metrics and Liquidity
At December 31, 2023, BRT’s available liquidity was approximately $83.5 million, comprised of $23.5 million of cash and cash equivalents and $60.0 million available under its credit facility. At December 31, 2023, BRT’s consolidated and unconsolidated mortgage debt had a weighted average interest rate of 4.02% and a weighted average remaining term to maturity of 6.8 years.

At March 1, 2024, BRT’s available liquidity was approximately $81.2 million, including $21.2 million of cash and cash equivalents and up to $60.0 million available under its credit facility. At March 1, 2024, the interest rate on the facility was 7.82%.

First Quarter 2024 Dividend
The Board of Directors declared a quarterly dividend on the Company’s common stock of $0.25 per share. The dividend is payable on April 4, 2024, to stockholders of record at the close of business on March 27, 2024.

Full Year 2024 Outlook
In lieu of specific guidance ranges for net income, FFO and AFFO for the year ending December 31, 2024, BRT has provided an outlook and assumptions for its operations, potential transaction activity and capital markets activity. The Company anticipates the following:

•The operational environment in BRT’s Combined Portfolio is expected to be consistent with other Sunbelt-focused operators with new supply muting new and renewal lease rent growth until at least the second half of 2024 as the new supply is absorbed.
•BRT intends to emphasize stable average occupancy within the portfolio until it can achieve lift in rental rates.
•Controllable expense growth is expected to grow modestly compared to 2023 and non-controllable expenses, particularly insurance, are expected to moderate somewhat compared to 2023.
•BRT’s balance sheet has no debt maturities until the third quarter of 2025, improved pricing and full availability on its credit facility and ample liquidity to deploy.
•The recently completed 240-unit Stono Oaks development in Johns Island, SC, of which BRT owns a 17.45% interest, is in lease up and is anticipated to lead to a drag on earnings from equity in unconsolidated joint ventures as the Company begins recognizing depreciation and interest expense associated with the development.
•A more favorable transaction environment in the second half of 2024 with smaller, private operators experiencing capital, ownership and/or refinancing challenges. The Company remains patient on asset growth in the near term but is cautiously optimistic that it may find new opportunities to deploy its available liquidity for rescue capital situations and/or asset acquisitions in late 2024 and into 2025.
•Long-term, the Company believes the Sunbelt offers compelling advantages due to the predominance of pro-business states, along with better population and job growth from migration patterns and business investment.
•With new supply growth expected to moderate in Sunbelt markets in 2025 and 2026, the Company expects a disciplined capital allocation strategy, a focus on stabilizing occupancy in a challenging leasing environment during 2024 and a pipeline of new investment opportunities to translate from a bridge year in 2024 to better growth in 2025 and 2026.

BRT Apartments Corp. (NYSE: BRT)
````````````````````Financial Highlights
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	As of December 31,
	2023	2022
Market capitalization (thousands)	$345,439	$371,982
Shares outstanding (thousands)	18,582	18,940
Closing share price	$18.59	$19.64
Quarterly dividend declared per share	$0.25	$0.25

	Quarter ended December 31,
	Combined		Consolidated		Unconsolidated
	2023	2022	2023	2022	2023	2022
Properties owned	28	29	21	21	7	8
Units	7,707	8,201	5,420	5,420	2,287	2,781
Quarter Average occupancy	93.4%	94.7%	93.5%	94.8%	93.0%	94.5%
Quarter Average monthly rental revenue per occupied unit	$1,404	$1,347	$1,362	$1,320	$1,504	$1,396

	Quarter ended December 31,		Twelve months ended December 31,
Per share data	2023 (Unaudited)	2022 (Unaudited)	2023	2022
(Loss) earnings per share basic	$(0.11)	$(0.22)	$0.16	$2.67
(Loss) earnings per share diluted	$(0.11)	$(0.22)	$0.16	$2.66
FFO per share of common stock (diluted) (1)	$0.34	$0.40	$1.19	$1.24
AFFO per share of common stock (diluted) (1)	$0.38	$0.37	$1.52	$1.52

	As of December 31,
	2023	2022
Debt to Enterprise Value (2)	65%	62%

(1) See the reconciliation of Funds From Operations, or FFO, and Adjusted Funds From Operations, or AFFO, to net income, as calculated in accordance with
GAAP, and the definitions of such terms under "Non-GAAP Financial Measures and Definitions."
(2) Enterprise Value is equal to debt plus market capitalization less cash and cash equivalents, including BRT's pro-rata share of cash and cash equivalents at the unconsolidated Joint Ventures. Cash and cash equivalents excludes restricted cash. Debt is equal to 100% of the debt at the consolidated properties and BRT's pro-rata share of debt at the unconsolidated joint ventures. See "Non-GAAP Financial Measures and Definitions" for an explanation of "pro-rata share."

BRT Apartments Corp. (NYSE: BRT)
Components of Net Asset Value
As of December 31, 2023

(all in thousands)
____________________________________________________________________________________________________________________

Net Operating Income (2023) (1)
Consolidated	$51,248
Unconsolidated (Pro rata)	12,377
Total Net Operating Income	$63,625

OTHER ASSETS
Cash and Cash Equivalents	$23,512
Cash and Cash Equivalents - Unconsolidated pro rata	2,719
Restricted Cash	632
Other Assets	15,741
Other Assets - Unconsolidated pro rata	12,504
Total Cash and Other Assets	$55,108

OTHER LIABILITIES
Accounts Payable and Accrued Liabilities	$21,948
Accounts Payable and Accrued Liabilities - Unconsolidated pro rata	3,872
Total Other Liabilities	$25,820

DEBT SUMMARY
Mortgages Payable, net of deferred costs:
Consolidated	$422,427
Unconsolidated (Pro rata)	116,104
Total Mortgages Payable	$538,531

Credit Facility	—
Subordinated Notes	37,143
Total Debt Outstanding	$575,674

Common Shares Outstanding	18,582

_____________________________________________
(1) See the Appendix for a reconciliation of the non-GAAP amounts presented to GAAP amounts

BRT Apartments Corp. (NYSE: BRT)
Results of Operations
(dollars in thousands except per share data)

_____________________________________________________________________________________________________________________

	Three months Ended December 31, (Unaudited)		Twelve months Ended December 31,
	2023	2022	2023	2022
Revenues:
Rental revenue and other revenue from other real estate properties	$23,365	$22,711	$93,069	$70,515
Other income	143	—	548	12
Total revenues	23,508	22,711	93,617	70,527
Expenses:
Real estate operating expenses	10,256	10,262	41,821	30,558
Interest expense	5,584	5,520	22,161	15,514
General and administrative	3,513	3,815	15,433	14,654
Depreciation and amortization	6,389	8,031	28,484	24,812
Total expenses	25,742	27,628	107,899	85,538
Total revenues less total expenses	(2,234)	(4,917)	(14,282)	(15,011)
Equity in earnings of unconsolidated joint ventures	588	580	2,293	1,895
Equity in earnings from sale of unconsolidated joint venture properties	—	—	14,744	64,531
Gain on sale of real estate	—	—	604	6
Casualty loss	(323)	(850)	(323)	(850)
Insurance recovery of casualty loss	317	850	793	850
Gain on insurance recovery	—	—	240	62
Loss on extinguishment of debt	—	—	—	(563)
(Loss) income from continuing operations	(1,652)	(4,337)	4,069	50,920
Income tax provision (benefit)	49	(155)	54	821
Net (loss) income from continuing operations, net of taxes	(1,701)	(4,182)	4,015	50,099
Income attributable to non-controlling interests	(36)	(37)	(142)	(144)
Net (loss) income attributable to common stockholders	$(1,737)	$(4,219)	$3,873	$49,955

Weighted average number of shares of common stock outstanding:
Basic	17,608,708	18,004,715	17,918,270	17,793,035
Diluted	17,608,708	18,004,715	17,948,276	17,852,951

Per share amounts attributable to common stockholders:
Basic	$(0.11)	$(0.22)	$0.16	$2.67
Diluted	$(0.11)	$(0.22)	$0.16	$2.66

BRT Apartments Corp. (NYSE: BRT)
Operating Results of Unconsolidated Properties
(dollars in thousands)

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	Three months Ended December 31, (Unaudited)		Twelve months Ended December 31,
	2023	2022	2023	2022
Revenues:
Rental and other revenue	$10,541	$12,033	$44,785	$72,873
Total revenues	10,541	12,033	44,785	72,873

Expenses:
Real estate operating expenses	4,742	5,563	20,577	33,086
Interest expense	2,211	2,507	9,268	16,269
Depreciation	2,570	2,841	10,403	17,798
Total expenses	9,523	10,911	40,248	67,153
Total revenues less total expenses	1,018	1,122	4,537	5,720
Other equity earnings	7	32	126	121
Impairment of assets	—	(8,553)	—	(8,553)
Insurance recoveries	—	8,553	—	8,553
Gain on insurance recoveries	—	—	65	567
Gain on sale of real estate properties	—	—	38,418	118,270
Loss on extinguishment of debt	—	—	(561)	(3,491)
Net income from joint ventures	$1,025	$1,154	$42,585	$121,187

BRT equity in earnings and equity in earnings from sale of unconsolidated joint venture properties	$588	$580	$17,037	$66,426

BRT Apartments Corp. (NYSE: BRT)
Funds from Operations
(dollars in thousands)
____________________________________________________________________________________________________________________

	Three months ended December 31,		Twelve months Ended December 31,
	2023	2022	2023	2022
GAAP Net (loss) income attributable to common stockholders	$(1,737)	$(4,219)	$3,873	$49,955
Add: depreciation of properties	6,389	8,031	28,484	24,812
Add: our share of depreciation in unconsolidated joint ventures	1,307	1,443	5,292	10,677
Add: our share of impairment charge in unconsolidated joint venture properties	—	1,493	—	1,493
Add: casualty loss	323	850	323	850
Deduct: gain on sales of real estate and partnership interests	—	—	(604)	(6)
Deduct: our share of earnings from sale of unconsolidated joint venture properties	—	—	(14,744)	(64,531)
Adjust for non-controlling interests	(4)	(4)	(16)	(16)
Funds from operations	$6,278	$7,594	$22,608	$23,234

Adjustments for: straight-line rent accruals	25	6	93	24
Add: loss on extinguishment of debt	—	—	—	563
Add: our share of loss on extinguishment of debt from unconsolidated joint ventures	—	—	212	1,880
Add: amortization of restricted stock and RSU expense	692	1,304	4,768	4,487
Add: amortization of deferred mortgage and debt costs	273	240	1,072	628
Add: our share of deferred mortgage costs from unconsolidated joint venture properties	26	28	106	227
Add: amortization of fair value adjustment for mortgage debt	150	166	613	148
Less: insurance recovery of casualty loss	(323)	(850)	(323)	(850)
Less: our share of insurance recovery from unconsolidated joint ventures	—	(1,493)	—	(1,493)
Less: gain on insurance recovery	—	—	(240)	(62)
Less: our share of gain on insurance proceeds from unconsolidated joint venture	—	—	(30)	(432)
Adjustments for non-controlling interests	(4)	(1)	(15)	(4)
Adjusted funds from operations	$7,117	$6,994	$28,864	$28,350

Funds from Operations
____________________________________________________________________________________________________________________

	Three months ended December 31,		Twelve months Ended December 31,
	2023	2022	2023	2022
GAAP Net (loss) income attributable to common stockholders	$(0.09)	$(0.22)	$0.20	$2.66
Add: depreciation of properties	0.34	0.42	1.50	1.33
Add: our share of depreciation in unconsolidated joint ventures	0.07	0.08	0.28	0.57
Add: our share of impairment charge in unconsolidated joint ventures	—	0.08	—	0.08
Add: casualty loss	0.02	0.04	0.02	0.05
Deduct: gain on sales of real estate and partnership interest	—	—	(0.03)	—
Deduct: our share of earnings from sale of unconsolidated joint venture properties	—	—	(0.78)	(3.45)
Adjustment for non-controlling interests	—	—	—	—
Funds from operations per common share - diluted	0.34	0.40	1.19	1.24

Adjustment for: straight-line rent accruals	—	—	—	—
Add: loss on extinguishment of debt	—	—	—	0.03
Add: our share of loss on extinguishment of debt from unconsolidated joint ventures	—	—	0.01	0.10
Add: amortization of restricted stock and RSU expense	0.04	0.07	0.25	0.25
Add: amortization of deferred mortgage and debt costs	0.01	0.01	0.06	0.03
Add: our share of amortization of deferred mortgage and debt costs from unconsolidated ventures	—	—	0.01	0.01
Add: amortization of fair value adjustment for mortgage debt	0.01		0.03	0.01
Less: insurance recovery of casualty loss	(0.02)		(0.02)	(0.05)
Deduct: our share of insurance recovery from unconsolidated joint ventures	—	(0.08)	—	(0.08)
Deduct: gain on insurance recovery	—	—	(0.01)	—
Deduct: our share of gain on insurance proceeds from unconsolidated joint ventures	—	—	—	(0.02)
Adjustment for non-controlling interests	—	—	—	—
Adjusted funds from operations per common share - diluted	$0.38	$0.37	$1.52	$1.52

Diluted shares outstanding for FFO and AFFO	18,560,985	18,938,807	18,931,026	18,782,695

BRT Apartments Corp. (NYSE: BRT)
Consolidated Balance Sheets
(amounts in thousands, except per share amounts)

_____________________________________________________________________________________________________________________

	December 31,
	2023	2022
ASSETS
Real estate properties, net of accumulated depreciation	$635,836	$651,603
Investment in unconsolidated joint ventures	34,242	42,576
Cash and cash equivalents	23,512	20,281
Restricted cash	632	872
Other assets	15,741	17,284
Total Assets	$709,963	$732,616

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net of deferred costs	$422,427	$403,792
Junior subordinated notes, net of deferred costs	37,143	37,123
Credit facility, net of deferred costs	—	19,000
Accounts payable and accrued liabilities	21,948	22,631
Total Liabilities	481,518	482,546

Commitments and contingencies
Equity:
BRT Apartments Corp. stockholders' equity:
Preferred shares $.01 par value 2,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 300,000 shares authorized;
17,536 and 18,006 shares outstanding	175	180
Additional paid-in capital	267,271	273,863
Accumulated deficit	(38,986)	(23,955)
Total BRT Apartments Corp. stockholders’ equity	228,460	250,088
Non-controlling interests	(15)	(18)
Total Equity	228,445	250,070
Total Liabilities and Equity	$709,963	$732,616

BRT Apartments Corp. (NYSE: BRT)
Dispositions
(dollars in thousands)

________________________________________________________________________________________

Disposition of Property by Unconsolidated Joint Ventures

Property/Location	Sale Date	Units	Interest Owned	Sales Price	Gain on Sale	BRT's Share of Gain on Sale	BRT's share of Loss on extinguishment of debt
Chatham and Reflection Court - Dallas, TX	5/12/2023	494	50%	$73,000	$38,418	$14,744	$212

BRT Apartments Corp. (NYSE: BRT)
Value-Add Program and Capital Expenditures
________________________________________________________________________________________

For the Quarter ended December 31, 2023
Value-Add Program
(Includes consolidated and unconsolidated amounts)
Units Rehabilitated (1)	Estimated Rehab Costs (2)	Estimated Rehab Costs Per unit	Estimated Average Monthly Rent Increase (3)	Estimated Annualized ROI (3)	Estimated units available to be renovated over next 24 months
33	$263,000	$7,980	$90	14%	600

(1) Refers to rehabilitated units with respect to which a new lease or renewal lease was entered into during the period.
(2) Reflects rehab costs incurred during the current and prior periods with respect to units completed, in which a new lease or renewal lease was entered into during the current period.
(3) These results are not necessarily indicative of the results that would be generated if such improvements were made across our portfolio of properties or at any particular property. Rents at a property may increase for reasons wholly unrelated to property improvements, such as changes in demand for rental units in a particular market or sub-market. Even if units are available to be renovated, the Company may decide not to renovate such units.

For the twelve months ended December 31, 2023
Capital Expenditures (5)
(Includes consolidated and unconsolidated amounts)
	Gross Expenditures	Less: JV Partner Share	BRT Share of Expenditures (4)
Estimated Recurring Capital Expenditures (1)	$5,967,000	$553,000	$5,414,000
Estimated Non-Recurring Capital Expenditures (2)	5,447,000	346,000	5,101,000
Total Capital Expenditures	$11,414,000	$899,000	$10,515,000

Replacements (operating expense) (3)	$459,072	$153,718	$305,354

Estimated Recurring Capital Expenditures and Replacements per unit (7,707 units)	$834	$92	$742

(1) Recurring capital expenditures represent our estimate of expenditures incurred at the property to maintain the property's existing operation.
(2) Non-recurring capital expenditures represent our estimate of significant improvements to the common areas, property exteriors, or interior units of the property, and revenue enhancing upgrades.
(3) Replacements are expensed as incurred at the property.
(4) Based on BRT's pro-rata share
(5) BRT previously classified capital expenditures on a property level basis. The Company has reclassified,herein the previously reported 2023 capital expenditures on a portfolio level basis and the 2023 numbers are presented in a manner in which we intend to present such information on a going forward basis.

BRT Apartments Corp. (NYSE: BRT)
Debt Analysis
As of December 31, 2023
(dollars in thousands)
____________________________________________________________________________________________________________________________________

Consolidated
Year	Total Principal Payments	Scheduled Amortization	Principal Payments Due at Maturity		Percent of Total Principal Payments Due At Maturity	Weighted Average Interest Rate (1)
2024	$3,331	$3,331	$—		—%	—%
2025	19,860	4,485	15,375		4%	4.42%
2026	74,622	5,091	69,531		18%	4.12%
2027	46,189	3,394	42,795		11%	3.96%
2028	40,697	2,746	37,951		10%	4.47%
Thereafter	241,737	22,029	219,708		57%	3.92%
Total	$426,436	$41,076	$385,360		100%

Unconsolidated (BRT pro rata share)
Year	Total Principal Payments	Scheduled Amortization	Principal Payments Due at Maturity		Percent of Total Principal Payments Due At Maturity	Weighted Average Interest Rate (1)
2024	$1,759	$1,759	—		—%	—%
2025	1,842	1,842	$—		—%	—%
2026	24,533	84	24,449		22%	4.97%
2027	13,026	1,472	11,554		11%	4.15%
2028	34,264	449	33,815		31%	4.26%
Thereafter	41,206	1,340	39,866		36%	3.43%
Total	$116,630	$6,946	$109,684		100%

Combined (2)
Year	Total Principal Payments	Scheduled Amortization	Principal Payments Due at Maturity		Percent of Total Principal Payments Due At Maturity	Weighted Average Interest Rate (1)
2024	$5,090	$5,090	$—		—%	—%
2025	21,702	6,327	15,375		3%	4.42%
2026	99,155	5,175	93,980		19%	4.34%
2027	59,215	4,866	54,349		11%	4.00%
2028	74,961	3,195	71,766		14%	4.37%
Thereafter	282,943	23,369	259,574		53%	4.34%
Total	$543,066	$48,022	$495,044		100%
Weighted Average Remaining Term to Maturity (2)			6.8	yrs
Weighted Average Interest Rate (2)			4.02%
Debt Service Coverage Ratio for the quarter ended December 31, 2023			1.72	(3)

(1) Based on balloon payments at maturity. Includes consolidated and BRT pro rata share amounts.
(2) Includes consolidated and BRT pro rata share unconsolidated amounts.
(3) See definition under "Non-GAAP Financial Measures and Definitions." Includes consolidated and 100% of the unconsolidated amounts.

Junior Subordinated Notes
Principal Balance	$37,400 excluding deferred costs of $257,000
Interest Rate	3 month SOFR + 2.26% (i.e., 7.65% at 12/31/2023); Rate in effect for next payment on April 30, 2024 is 7.58%
Maturity	April 30, 2036

Credit Facility (as of December 31, 2022)
Maximum Amount Available	Up to $60,000
Amount Outstanding	$0
Interest Rate	1 month term SOFR + 250 basis points (i.e., 7.85% at 12/31/2023) subject to a floor of 6%
Maturity	September 14, 2025

BRT Apartments Corp. (NYSE: BRT)
Portfolio Data by State
Quarter ended December 31, 2023
(dollars in thousands, except monthly rent amounts)

_____________________________________________________________________________________________________________________

Consolidated
	Units at period end	Revenues	Property Operating Expenses	NOI (1)	% of NOI Contribution	Weighted Average Occupancy	Weighted Average Monthly Rent per Occ. Unit
Texas	600	$2,335	$1,205	$1,130	8.6%	91.6%	$1,213
Georgia	688	2,624	1,183	1,441	11.0%	91.5%	1,238
Florida	518	2,335	1,183	1,152	8.8%	95.7%	1,442
Ohio	264	943	380	563	4.3%	94.6%	1,135
Virginia	220	1,152	482	670	5.1%	95.3%	1,632
North Carolina	264	1,049	402	647	4.9%	94.2%	1,277
South Carolina	474	2,177	1,123	1,054	8.0%	94.8%	1,443
Tennessee	702	3,540	1,588	1,952	14.9%	92.0%	1,688
Alabama	740	2,787	1,176	1,611	12.3%	93.1%	1,195
Missouri	174	972	379	593	4.5%	95.6%	1,718
Mississippi	776	3,081	1,043	2,038	15.5%	94.9%	1,297
Sold properties and legacy assets	—	370	112	258	2.0%	N/A	N/A
Totals	5,420	$23,365	$10,256	$13,109	100%	93.5%	$1,362

Unconsolidated (Pro-Rata Share) (1)
	Units at period end	Revenues	Property Operating Expenses	NOI (1)	% of NOI Contribution	Weighted Average Occupancy	Weighted Average Rent per Occ. Unit
Texas	1,103	$2,652	$1,162	$1,490	49.4%	91.8%	$1,551
South Carolina	713	1,279	443	836	27.7%	93.5%	1,530
Georgia	271	956	432	524	17.4%	94.8%	1,542
Alabama	200	572	270	302	10.0%	96.0%	1,117
Sold properties	—	(14)	120	(134)	(4.4)%	N/A	N/A
	2,287	$5,445	$2,427	$3,018	100.0%	93.0%	$1,504
_________________________________________________________________________________
(1) See the reconciliation of NOI to net income, as calculated in accordance with GAAP, and the definition of NOI and pro-rata share under "Non-GAAP Financial
Measures and Definitions."

BRT Apartments Corp. (NYSE: BRT)
Portfolio Data by State
Twelve months ended December 31, 2023
(dollars in thousands, except monthly rent amounts)

____________________________________________________________________________________________________________________

Consolidated
	Units at period end	Revenues	Property Operating Expenses	NOI (1)	% of NOI Contribution	Weighted Average Occupancy	Weighted Average Rent per Occ. Unit
Texas	600	$9,231	$5,317	$3,914	7.6%	90.9%	$1,211
Georgia	688	10,571	5,031	5,540	10.8%	93.1%	1,222
Florida	518	9,429	4,560	4,869	9.5%	95.3%	1,451
Ohio	264	3,750	1,639	2,111	4.1%	96.5%	1,104
Virginia	220	4,586	1,833	2,753	5.4%	95.8%	1,623
North Carolina	264	4,168	1,659	2,509	4.9%	94.7%	1,251
South Carolina	474	8,586	4,477	4,109	8.0%	95.3%	1,407
Tennessee	702	14,088	6,023	8,065	15.7%	93.6%	1,642
Alabama	740	11,193	4,870	6,323	12.3%	93.9%	1,186
Missouri	174	3,802	1,682	2,120	4.1%	94.9%	1,711
Mississippi	776	12,185	4,251	7,934	15.5%	95.8%	1,267
Sold properties and legacy assets	—	1,480	479	1,001	2.0%	N/A	N/A
Totals	5,420	$93,069	$41,821	$51,248	100%	94.2%	$1,343

Unconsolidated (Pro-Rata Share)(1)
	Units at period end	Revenues	Property Operating Expenses	NOI (1)	% of NOI Contribution	Average Occupancy	Average Rent per Occ. Unit
Texas	1,103	$10,488	$5,040	$5,448	44.0%	92.6%	$1,386
South Carolina	713	5,114	1,846	3,268	26.4%	94.0%	1,488
Georgia	271	3,813	1,830	1,983	16.0%	95.8%	1,507
Alabama	200	2,235	1,115	1,120	9.0%	97.3%	1,073
Other (2)	—	1,429	871	558	4.5%	N/A	N/A
Totals	2,287	$23,079	$10,702	$12,377	100%	93.8%	$1,403

_________________________________________________________________________________
(1) See the reconciliation of NOI to net income, as calculated in accordance with GAAP, and the definition of NOI and pro-rata share under "Non-GAAP Financial
Measures and Definitions."
(2) Represents properties that were sold.

BRT Apartments Corp. (NYSE: BRT)
Combined Portfolio Metrics (1)
Quarter ended December 31, 2023 and 2022
(dollars in thousands)
____________________________________________________________________________________________________________________

	Three months ended December 31,
	2023	2022	% Change
Combined Revenues	$28,455	$27,605	3.1%

Combined Operating Expenses
Payroll	$2,540	$2,452	3.6%
Real Estate taxes	2,916	3,103	(6.0)%
Management Fees	805	844	(4.6)%
Insurance	1,309	790	65.7%
Utilities	1,704	1,653	3.1%
Repairs and Maintenance	1,545	2,231	(30.7)%
Replacements	577	619	(6.8)%
Advertising, Leasing and Other	1,055	875	20.6%
Total Combined Operating Expenses	$12,451	$12,567	(0.9)%

Total Combined Operating Income	$16,004	$15,038	6.4%

_______________________________

(1) Please refer to Non-GAAP Financial Measures, Definitions and Reconciliations for definition of Combined Same Store and reconciliation of Net Operating
Income. Combined portfolio refers to the consolidated same store properties, the unconsolidated same store properties presented on a pro rata share basis, with a total number of 7,707 units.

BRT Apartments Corp. (NYSE: BRT)

Combined Portfolio Metrics (1)
Year ended December 31, 2023 and 2022
(dollars in thousands)
____________________________________________________________________________________________________________________

	Twelve months Ended December 31,
	2023	2022	% Change
Combined Revenues	$113,210	$107,850	5.0%

Combined Operating Expenses
Payroll	$9,899	$9,268	6.8%
Real Estate taxes	12,951	12,432	4.2%
Management Fees	3,231	3,358	(3.8)%
Insurance	4,962	3,009	64.9%
Utilities	6,784	6,271	8.2%
Repairs and Maintenance	6,703	6,784	(1.2)%
Replacements	2,488	2,246	10.8%
Advertising, Leasing and Other	4,151	3,677	12.9%
Total Combined Operating Expenses	$51,169	$47,045	8.8%

Total Combined Operating Income	$62,041	$60,805	2.0%
_______________________________
(1)Please refer to Non-GAAP Financial Measures, Definitions and Reconciliations for definition of Combined Portfolio and reconciliation of Net Operating Income. Combined portfolio refers to the consolidated same store properties, the unconsolidated same store properties presented on a pro rata share basis, and the other multifamily properties that BRT currently owns presented at 100% ownership for all periods presented with a total number of 7,707 units..

BRT Apartments Corp. (NYSE: BRT)
Portfolio Table
As of December 31, 2023
___________________________________________________________________________________________

Property	City	State	Year Built	Year Acquired	Property Age	Units	Q4 2023 Avg. Occupancy	Q4 2023 Avg. Rent per Occ. Unit
Consolidated Properties - All 100% owned
Silvana Oaks	North Charleston	SC	2010	2012	13	208	93.6%	$1,515
Avondale Station	Decatur	GA	1954	2012	69	212	89.7%	1,442
Newbridge Commons	Columbus	OH	1999	2013	24	264	94.6%	1,135
Avalon	Pensacola	FL	2008	2014	15	276	94.9%	1,465
Parkway Grande	San Marcos	TX	2014	2015	9	192	92.5%	1,317
Woodland Trails	LaGrange	GA	2010	2015	13	236	94.5%	1,353
Kilburn Crossing	Fredericksburg	VA	2005	2016	18	220	95.3%	1,632
Bell's Bluff	Nashville	TN	2019	2018	4	402	90.5%	1,853
Crossings of Bellevue	Nashville	TN	1985	2014	38	300	94.0%	1,474
Crestmont at Thornblade	Greenville	SC	1998	2018	25	266	95.7%	1,387
Verandas at Alamo Ranch	San Antonio	TX	2015	2016	8	288	89.7%	1,135
Vanguard Heights	Creve Coeur	MO	2016	2017	7	174	95.6%	1,718
Jackson Square	Tallahassee	FL	1996	2017	27	242	96.6%	1,415
Brixworth at Bridgestreet	Huntsville	AL	1985	2013	38	208	93.6%	1,076
Woodland Apartments	Boerne	TX	2007	2017	16	120	94.4%	1,228
Grove at River Place	Macon	GA	1988	2016	35	240	90.1%	941
Civic Center 1	Southaven	MS	2002	2016	21	392	95.8%	1,255
Civic Center 2	Southaven	MS	2005	2016	18	384	93.9%	1,340
Abbotts Run	Wilmington	NC	2001	2020	22	264	94.2%	1,277
Somerset at Trussville	Trussville	AL	2007	2019	16	328	92.5%	1,243
Magnolia Pointe	Madison	AL	1991	2017	32	204	93.4%	1,242

Age Weighted Avg. Age/Total Consolidated					22	5,420

Properties owned by Unconsolidated Joint Ventures
									% Ownership
Pointe at Lenox Park	Atlanta	GA	1989	2016	34	271	94.8%	1,542	74.0%
Gateway Oaks	Forney	TX	2016	2016	7	313	92.2%	1,405	50.0%
Mercer Crossing	Dallas	TX	2015	2017	8	509	91.9%	1,736	50.0%
Canalside Lofts	Columbia	SC	2008	2017	15	374	92.6%	1,444	32.0%
Landings of Carrier Parkway	Grand Prairie	TX	2001	2018	23	281	91.0%	1,376	50.0%
Canalside Sola	Columbia	SC	2015	2018	8	339	94.5%	1,622	46.2%
The Village at Lakeside	Auburn	AL	1988	2019	35	200	96.0%	1,117	80.0%

Weighted Avg. Age/Total Unconsolidated					16	2,287

Development
Stono Oaks (1)	Johns Island	SC

Weighted Avg./Total Portfolio					20	7,707
____________________________________
(1) Purchased a 17.45% interest in a planned 240-unit development property, which is now substantially complete.

BRT Apartments Corp. (NYSE: BRT)

APPENDIX

BRT Apartments Corp. (NYSE: BRT)
NON-GAAP FINANCIAL MEASURES AND DEFINITIONS
(dollars in thousands)
________________________________________________________________________________________

Adjusted Funds from Operations (AFFO)

BRT computes AFFO by adjusting FFO for loss on extinguishment of debt, our straight-line rent accruals, restricted stock and RSU compensation expense, fair value adjustment of mortgage debt, gain on insurance recovery, insurance recovery from casualty loss and deferred mortgage and debt costs (including, in each case as applicable, from our share from our unconsolidated joint ventures). Since the NAREIT White Paper does not provide guidelines for computing AFFO, the computation of AFFO may vary from one REIT to another.

Combined Portfolio
Combined portfolio refers to the consolidated same store properties, the unconsolidated same store properties presented on a pro rata share basis, and the other multifamily properties that BRT currently owns presented at 100% ownership for all periods presented.

Debt Service Coverage Ratio
Debt service coverage ratio is net operating income ("NOI") divided by total debt service and includes both consolidated and unconsolidated assets.

Funds from Operations (FFO)
BRT computes FFO in accordance with the "White Paper on Funds From Operations" issued by the National Association of Real Estate Investment Trusts ("NAREIT") and NAREIT's related guidance. FFO is defined in the White Paper as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis. In computing FFO, we do not add back to net income the amortization of costs in connection with our financing activities or depreciation of non-real estate assets.

Net Operating Income (NOI)
BRT computes NOI by adjusting net income (loss) to (a) add back (1) interest expense, (2) general and administrative expenses, (3) depreciation expense, (4) impairment charges, (5) provision for taxes, (6) loss on extinguishment of debt, (7) equity in loss of unconsolidated joint ventures, (8) casualty loss and (9) the impact of non-controlling interests, and (b) deduct (1) other income, (2) gain on sale of real estate (3) gain on sale of partnership interest, (4) equity in earnings from sale of consolidated joint venture properties, (5) insurance recovery of casualty loss and (6) gain on insurance recoveries.

Pro-Rata Share
BRT's pro-rata share gives effect to its percentage equity interest in the unconsolidated joint ventures that own properties. Due to the operation of allocation/distribution provision of the joint venture agreements pursuant to which BRT participates in the ownership of these properties, BRT's share of the gain and loss on the sale of a property may be less than implied by BRT's percentage equity interest. Notwithstanding the foregoing, when referring to the number of units, average occupancy, and average rent per unit, the amount shown reflects 100% of the amount.

Same Store
Same store properties refer to stabilized properties (as described below) that we owned and operated for the entirety of periods being compared, except for properties that are under construction, in lease-up, or are undergoing development or redevelopment. We move properties previously excluded from our same store portfolio (because they were under construction, in lease up or are in development or redevelopment) into the same store designation once they have stabilized and such status has been reflected fully in all applicable periods of comparison.

Stabilized Properties
Newly constructed, lease-up, development and redevelopment properties are deemed stabilized upon the earlier to occur of the first full calendar quarter beginning (a) 12 months after the property is fully completed and put in service and (b) attainment of at least 90% physical occupancy.

Total Debt Service
Total debt service is the cash required to cover the repayment of interest and principal on a debt for a particular period. Total debt service is used in the calculation of the debt service coverage ratio which is used to determine the borrower’s ability to make debt service payments.

BRT Apartments Corp. (NYSE: BRT)
Consolidated Same Store Comparisons (1)
Quarters ended December 31, 2023 and 2022
(dollars in thousands, except monthly rent amounts)
_____________________________________________________________________________________________________________________

		Revenues			Property Operating Expenses			NOI (2)
	Units	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change
Georgia	688	$2,624	$2,611	0.5%	$1,183	$1,226	(3.5)%	$1,441	$1,385	4.0%
Florida	518	2,335	2,319	0.7%	1,183	936	26.4%	1,152	1,383	(16.7)%
Texas	600	2,335	2,287	2.1%	1,205	1,326	(9.1)%	1,130	961	17.6%
Ohio	264	943	917	2.8%	380	374	1.6%	563	543	3.7%
Virginia	220	1,152	1,139	1.1%	482	446	8.1%	670	693	(3.3)%
North Carolina	264	1,049	990	6.0%	402	379	6.1%	647	611	5.9%
South Carolina	474	2,177	2,051	6.1%	1,123	1,150	(2.3)%	1,054	901	17.0%
Alabama	740	2,787	2,682	3.9%	1,176	1,148	2.4%	1,611	1,534	5.0%
Missouri	174	972	899	8.1%	379	368	3.0%	593	531	11.7%
Mississippi	776	3,081	2,906	6.0%	1,043	1,156	(9.8)%	2,038	1,750	16.5%
Tennessee	702	3,540	3,530	0.3%	1,588	1,645	(3.5)%	1,952	1,885	3.6%
Totals	5,420	$22,995	$22,331	3.0%	$10,144	$10,154	(0.1)%	$12,851	$12,177	5.5%

		Weighted Average Occupancy			Weighted Average Monthly Rent per Occupied Unit
		2023	2022	% Change	2023	2022	% Change
Georgia		91.5%	95.5%	(4.2)%	$1,238	$1,170	5.8%
Florida		95.7%	94.8%	0.9%	1,442	1,433	0.6%
Texas		92.2%	92.3%	(0.1)%	1,213	1,227	(1.1)%
Ohio		94.6%	97.5%	(3.0)%	1,135	1,055	7.6%
Virginia		95.3%	95.3%	0.0%	1,632	1,639	(0.4)%
North Carolina		94.0%	96.5%	(2.6)%	1,277	1,171	9.1%
South Carolina		94.8%	96.0%	(1.3)%	1,443	1,319	9.4%
Alabama		93.6%	92.6%	1.1%	1,195	1,126	6.1%
Missouri		95.6%	91.4%	4.6%	1,718	1,678	2.4%
Mississippi		95.0%	95.3%	(0.3)%	1,297	1,210	7.2%
Tennessee		92.0%	94.9%	(3.1)%	1,688	1,648	2.4%
Weighted Average		93.5%	94.6%	(1.1)%	$1,362	$1,306	4.3%
__________________________________________________
(1) See definition of Same Store under "Non-GAAP Financial Measures and Definitions"
(2) See the reconciliation of NOI to net income, as calculated in accordance with GAAP, and the definition of NOI under "Non-GAAP Financial Measures and
Definitions."

BRT Apartments Corp. (NYSE: BRT)

Consolidated Same Store Comparisons (1)
Twelve months ended December 31, 2023 and 2022
(dollars in thousands, except monthly rent amounts)
____________________________________________________________________________________________________________________

		Revenues			Property Operating Expenses			NOI (2)
	Units	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change
Georgia	448	$7,748	$7,388	4.9%	$3,593	$3,253	10.5%	$4,155	$4,135	0.5%
Florida	276	5,306	5,104	4.0%	2,386	1,980	20.5%	2,920	3,124	(6.5)%
Texas	192	3,310	3,070	7.8%	1,730	1,542	12.2%	1,580	1,528	3.4%
Ohio	264	3,750	3,564	5.2%	1,639	1,443	13.6%	2,111	2,121	(0.5)%
Virginia	220	4,586	4,556	0.7%	1,833	1,670	9.8%	2,753	2,886	(4.6)%
Tennessee	702	14,088	13,812	2.0%	6,023	5,925	1.7%	8,065	7,887	2.3%
South Carolina	474	8,586	8,110	5.9%	4,477	4,053	10.5%	4,109	4,057	1.3%
Totals	2,576	$47,374	$45,604	3.9%	$21,681	$19,866	9.1%	$25,693	$25,738	(0.2)%

		Weighted Average Occupancy			Weighted Average Monthly Rent per Occupied Unit
		2023	2022	% Change	2023	2022	% Change
Georgia		93.1%	96.9%	(3.9)%	$1,376	$1,254	9.7%
Florida		95.0%	96.3%	(1.3)%	1,518	1,438	5.6%
Texas		94.8%	95.9%	(1.1)%	1,310	1,209	8.4%
Ohio		96.5%	97.3%	(0.8)%	1,104	1,031	7.1%
Virginia		95.8%	97.4%	(1.6)%	1,623	1,593	1.9%
Tennessee		93.5%	96.8%	(3.4)%	1,641	1,569	4.6%
South Carolina		95.2%	97.0%	(1.9)%	1,407	1,292	8.9%
Weighted Average		94.5%	96.8%	(2.4)%	$1,457	$1,369	6.4%
________________________________________
(1) See definition of Same Store under "Non-GAAP Financial Measures and Definitions"
(2) See the reconciliation of NOI to net income, as calculated in accordance with GAAP, and the definition of NOI under "Non-GAAP Financial Measures and Definitions."

BRT Apartments Corp. (NYSE: BRT)
Unconsolidated Same Store Comparisons (1)
Quarters ended December 31, 2023 and 2022
BRT Pro-rata Share
(dollars in thousands, except monthly rent amounts)
________________________________________________________________________________________

		Revenues			Property Operating Expenses			NOI (2)
	Units	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change
Texas	1,103	$2,652	$2,585	2.6%	$1,162	$1,284	(9.5)%	$1,490	$1,301	14.5%
Georgia	271	956	926	3.2%	432	491	(12.0)%	523	435	20.2%
South Carolina	713	1,279	1,234	3.6%	443	407	8.8%	836	827	1.1%
Alabama	200	572	541	5.7%	270	236	14.4%	302	305	(1.0)%
Totals	2,287	$5,459	$5,286	3.3%	$2,307	$2,418	(4.6)%	$3,152	$2,868	9.9%

		Weighted Average Occupancy			Weighted Average Monthly Rent per Occupied Unit
		2023	2022	% Change	2023	2022	% Change
Texas		91.8%	93.9%	(2.2)%	$1,551	$1,491	4.0%
Georgia		94.8%	95.2%	(0.4)%	1,542	1,468	5.0%
South Carolina		93.5%	93.7%	(0.2)%	1,530	1,463	4.6%
Alabama		96.0%	98.3%	(2.3)%	1,117	1,020	9.5%
Weighted Average		93.0%	94.4%	(1.5)%	$1,504	$1,437	4.7%
________________________________________
(1) See definition of Same Store under "Non-GAAP Financial Measures and Definitions"
(2) See the reconciliation of NOI to net income, as calculated in accordance with GAAP, and the definition of NOI and pro-rata share under "Non-GAAP Financial
Measures and Definitions."

BRT Apartments Corp. (NYSE: BRT)
Unconsolidated Same Store Comparisons (1)
Twelve months ended December 31, 2023 and 2022
BRT Pro-rata Share
(dollars in thousands, except monthly rent amounts)
_______________________________________________________________________________________

		Revenues			Property Operating Expenses			NOI (2)
	Units	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change
Texas	1,103	$10,488	$10,006	4.8%	$5,040	$4,784	5.4%	$5,448	$5,222	4.3%
Georgia	271	3,813	3,526	8.1%	1,830	1,661	10.2%	1,983	1,865	6.3%
South Carolina	713	5,112	4,854	5.3%	1,846	1,738	6.2%	3,266	3,116	4.8%
Alabama	200	2,238	2,064	8.4%	1,115	983	13.4%	1,123	1,081	3.9%
Totals	2,287	$21,651	$20,450	5.9%	$9,831	$9,166	7.3%	$11,820	$11,284	4.8%

		Weighted Average Occupancy			Weighted Average Monthly Rent per Occupied Unit
		2023	2022	% Change	2023	2022	% Change
Texas		92.3%	95.2%	(3.0)%	$1,530	$1,415	8.1%
Georgia		95.8%	94.1%	1.8%	1,507	1,405	7.3%
South Carolina		94.0%	96.1%	(2.2)%	1,488	1,391	7.0%
Alabama		97.5%	97.7%	(0.2)%	1,073	983	9.2%
Weighted Average		93.7%	95.6%	(2.0)%	$1,473	$1,368	7.7%
________________________________________
(1) See definition of Same Store under "Non-GAAP Financial Measures and Definitions"
(2) See the reconciliation of NOI to net income, as calculated in accordance with GAAP, and the definition of NOI and pro-rata share under "Non-GAAP Financial
Measures and Definitions."

BRT Apartments Corp. (NYSE: BRT)
Buyout NOI by State
Twelve Months Ended December 31, 2023 and 2022 (1)
Assuming 100% Ownership
(dollars in thousands)
________________________________________________________________________________________

	Twelve months Ended December 31,
	2023			2022
	Revenues	Expenses	NOI	Revenues	Expenses	NOI
Alabama	$11,194	$4,870	$6,324	$10,489	$4,456	$6,033
Florida	4,122	2,172	1,950	3,817	1,854	1,963
Georgia	2,823	1,439	1,384	2,699	1,429	1,270
Mississippi	12,185	4,250	7,935	11,224	4,142	7,082
Missouri	3,802	1,683	2,119	3,546	1,479	2,067
North Carolina	4,168	1,659	2,509	3,807	1,495	2,312
Texas	5,921	3,586	2,335	6,249	3,159	3,090
Totals	$44,215	$19,659	$24,556	$41,831	$18,014	$23,817
_______________________________________

(1) There was no buyout activity during the three months ended December 31, 2023 and 2022.

BRT Apartments Corp. (NYSE: BRT)
Buyout NOI Reconciliation
Twelve Months Ended December 31, 2023 and 2022 (1)
Assuming 100% Ownership for 2022
(dollars in thousands)
________________________________________________________________________________________

	Twelve months Ended December 31,
	2023	2022
Net Income	$3,873	$49,955
Less: Equity in earnings from JV	(17,037)	(66,426)
Add: Net income from unconsolidated JV	42,585	121,187
Less: Other income	(548)	(12)
Add: Interest Expense	22,161	15,514
General and administrative	15,433	14,654
Impairment Charge	—	8,553
Depreciation and amortization	28,484	24,812
Provision for taxes	54	821
Loss on Extinguishment of debt	—	563
Unconsolidated Interest Expense	9,268	16,269
Unconsolidated Depreciation	10,403	17,798
Unconsolidated Loss on Extinguishment of debt	561	3,491
Less: Gain on sale of real estate	(604)	(6)
Casualty loss	323	850
Insurance recovery	(793)	(850)
Gain on insurance recoveries	(240)	(62)
Unconsolidated Insurance Recovery	—	(8,553)
Unconsolidated Gain on Insurance Recoveries	(65)	(567)
Unconsolidated Gain on Sale	(38,418)	(118,270)
Unconsolidated Other equity earnings	(126)	(121)
Add: Net loss attributable to non-controlling interests	142	144
Net Operating Income	75,456	79,744

Less: Non-buyout net operating income	50,900	55,927

Buyout Net Operating Income	$24,556	$23,817
_______________________________________

(1) There was no buyout activity during the three months ended December 31, 2023 and 2022.

BRT Apartments Corp. (NYSE: BRT)
RECONCILIATIONS
(dollars in thousands)
________________________________________________________________________________________

The following tables provides a reconciliation of NOI to net income attributable to common stockholders as computed in accordance with GAAP for the periods presented for the consolidated properties:

Consolidated	Three months ended December 31,		Twelve months Ended December 31,
	2023	2022	2023	2022
GAAP Net (loss) income attributable to common stockholders	$(1,737)	$(4,219)	$3,873	$49,955
Less: Other Income	(143)	—	(548)	(12)
Add: Interest expense	5,584	5,520	22,161	15,514
General and administrative	3,513	3,815	15,433	14,654
Depreciation and amortization	6,389	8,031	28,484	24,812
Impairment charge	—	—	—	—
Provision for taxes	49	(155)	54	821
Less: Gain on sale of real estate	—	—	(604)	(6)
Add: Loss on extinguishment of debt	—	—	—	563
Equity in (earnings) loss of unconsolidated joint venture properties	(588)	(580)	(2,293)	(1,895)
Casualty loss	323	850	323	850
Less: Equity in earnings from sale of unconsolidated joint venture properties	—	—	(14,744)	(64,531)
Insurance recovery of casualty loss	(317)	(850)	(793)	(850)
Gain on insurance recovery	—	—	(240)	(62)
Add: Net loss attributable to non-controlling interests	36	37	142	144
Net Operating Income	$13,109	$12,449	$51,248	$39,957

Less: Non-same store and non- multi -family Net Operating Income	258	272	25,555	14,219
Same store Net Operating Income	$12,851	$12,177	$25,693	$25,738

BRT Apartments Corp. (NYSE: BRT)
RECONCILIATIONS
(dollars in thousands)
________________________________________________________________________________________

The following tables provides a reconciliation of BRT's Equity in earnings from NOI to net income attributable to common stockholders as computed in accordance with GAAP for the periods presented for BRT's pro rata share of the unconsolidated properties:

Unconsolidated	Three months ended December 31,		Twelve months Ended December 31,
	2023	2022	2023	2022
BRT equity in earnings from joint ventures	$588	$580	$17,037	$66,426
Add: Interest expense	1,131	1,280	4,738	9,872
Depreciation	1,307	1,443	5,291	10,677
Loss on extinguishment of debt	—	—	212	1,876
Impairment of assets	—	1,493	—	1,493
Less: Gain on sale of real estate	—	—	(14,744)	(64,531)
Other equity earnings	(8)	(32)	(127)	(121)
Insurance recoveries	—	(1,493)	—	(1,493)
Gain on sale of insurance recoveries	—	—	(30)	(428)
Net Operating Income	$3,018	$3,271	$12,377	$23,771

Less: Non-same store Net Operating Income	(134)	403	557	12,487
Same store Net Operating Income	$3,152	$2,868	$11,820	$11,284

Consolidated same store Net Operating Income	$12,851	$12,177	$25,693	$25,738
Unconsolidated same store Net Operating Income	3,152	2,868	11,820	11,284
Buyout Net Operating Income	—	—	24,556	23,817
Combined Portfolio Net Operating Income	$16,003	$15,045	$62,069	$60,839

BRT Apartments Corp. (NYSE: BRT)
RECONCILIATIONS
(dollars in thousands)

_____________________________________________________________________________________________________________________

The condensed income statements for the unconsolidated properties below, for the three months ended December 31, 2023 and 2022, presents BRT's pro-rata information.

	Three months ended December 31, 2023
	Total	Partner Share	BRT Share
Revenues:
Rental and other revenue	$10,541	$5,096	$5,445
Total revenues	10,541	5,096	5,445
Expenses:
Real estate operating expenses	4,742	2,315	2,427
Interest expense	2,211	1,080	1,131
Depreciation	2,570	1,263	1,307
Total expenses	9,523	4,658	4,865

Total revenues less total expenses	1,018	438	580

Equity in earnings of joint ventures	7	(1)	8
Net income	$1,025	$437	$588	(1)

	Three Months Ended December 31, 2022
	Total	Partner Share	BRT Share
Revenues:
Rental and other revenue	$12,033	$5,861	$6,172
Total revenues	12,033	5,861	6,172
Expenses:
Real estate operating expenses	5,563	2,662	2,901
Interest expense	2,507	1,227	1,280
Depreciation	2,841	1,398	1,443
Total expenses	10,911	5,287	5,624

Total revenues less total expenses	1,122	574	548

Equity in earnings of joint ventures	32	—	32
Impairment of assets	(8,553)	(7,060)	(1,493)
Insurance recoveries	8,553	7,060	1,493
Net loss	$1,154	$574	$580	(1)
_______________________
(1) Reflects BRT's share as determined in accordance with GAAP - not its pro-rata share

BRT Apartments Corp. (NYSE: BRT)
RECONCILIATIONS
(dollars in thousands)

_____________________________________________________________________________________________________________________

The condensed income statements below present for the periods indicated a reconciliation of the information that appears in note 6 of BRT's Annual Report on Form 10-K to the BRT pro rata information presented here in this supplemental.

	Twelve months Ended December 31, 2023
	Total	Partner Share	BRT Share
Revenues:
Rental and other revenue	$44,785	$21,706	$23,079
Total revenues	44,785	21,706	23,079
Expenses:
Real estate operating expenses	20,577	9,875	10,702
Interest expense	9,268	4,530	4,738
Depreciation	10,403	5,112	5,291
Total expenses	40,248	19,517	20,731

Total revenues less total expenses	4,537	2,189	2,348

Equity in earnings of joint ventures	126	(1)	127
Gain on insurance recoveries	65	35	30
Gain on sale of real estate properties	38,418	23,674	14,744
Loss on extinguishment of debt	(561)	(349)	(212)
Net income	$42,585	$25,548	$17,037

	Twelve months Ended December 31, 2022
	Total	Partner Share	BRT Share
Revenues:
Rental and other revenue	$72,873	$29,101	$43,772
Total revenues	72,873	29,101	43,772
Expenses:
Real estate operating expenses	33,086	13,085	20,001
Interest expense	16,269	6,397	9,872
Depreciation	17,798	7,121	10,677
Total expenses	67,153	26,603	40,550

Total revenues less total expenses	5,720	2,498	3,222

Equity in earnings of joint ventures	121	—	121
Impairment of assets	(8,553)	(7,060)	(1,493)
Insurance recoveries	8,553	7,060	1,493
Gain on insurance recoveries	567	139	428
Gain on sale of real estate properties	118,270	53,739	64,531
Loss on extinguishment of debt	(3,491)	(1,615)	(1,876)
Net loss	$121,187	$54,761	$66,426

BRT Apartments Corp. (NYSE: BRT)
Balance Sheet of Unconsolidated Joint Ventures
(dollars in thousands)

_____________________________________________________________________________________________________________________

The condensed balance sheet below at December 31, 2023, represent a reconciliation of the information that appears in note 6 of BRT's Annual Report on Form 10-K to the BRT pro rata information presented here in the supplemental. The Company held interests in unconsolidated joint ventures that own seven multi-family properties and a planned 240-unit development property, now substantially complete (the "Unconsolidated Properties"). The condensed balance sheet below presents information regarding such properties (dollars in thousands):

	December 31, 2023
	TOTAL	BRT Share	Partner Share
ASSETS
Real estate properties, net of accumulated depreciation	$275,874	$138,753	$137,121
Cash and cash equivalents	6,447	2,719	3,728
Other assets	54,715	12,504	42,211
Total Assets	$337,036	$153,976	$183,060

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net of deferred costs	246,966	116,104	130,862
Accounts payable and accrued liabilities	8,751	3,872	4,879
Total Liabilities	255,717	119,976	135,741
Commitments and contingencies

Equity:
Total unconsolidated joint venture equity	81,319	34,000	47,319
Total Liabilities and Equity	$337,036	$153,976	$183,060